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

                                                                                                              EXHIBIT 12


                                                               MERRILL LYNCH PREFERRED CAPITAL TRUST III
                                                                MERRILL LYNCH PREFERRED FUNDING III, L.P.
                                                                 COMPUTATION OF RATIOS OF EARNINGS TO
                                                   COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                          (dollars in thousands)



                                                        FOR THE YEAR ENDED                    FOR THE PERIOD JANUARY 16, 1998
                                                        DECEMBER 31, 1999                         TO DECEMBER 25, 1998
                                           ------------------------------------------      --------------------------------------
                                            MERRILL LYNCH          MERRILL LYNCH             MERRILL LYNCH        MERRILL LYNCH
                                              PREFERRED              PREFERRED                  PREFERRED            PREFERRED
                                           CAPITAL TRUST III        FUNDING III, L.P.       CAPITAL TRUST III   FUNDING III, L.P.
                                           -----------------       ------------------      ------------------   -----------------


Earnings                                      $ 54,124              $ 63,471                $ 51,727               $ 60,685
                                              ========              ========                ========               ========


Fixed charges                                 $      -              $      -                $      -               $      -

Preferred securities distribution
     requirements                               52,500                54,124                  50,175                 51,727
                                              --------              --------                --------               --------

Total combined fixed charges and
     preferred securities distributions       $ 52,500              $ 54,124                $ 50,175               $ 51,727
                                              ========              ========                ========               ========

Ratio of earnings to combined
     fixed charges and preferred
     securities distributions                     1.03                  1.17                    1.03                   1.17


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